Exhibit 10.4

NISSAN MOTOR ACCEPTANCE CORPORATION,

as Grantor and Beneficiary,

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee,

NISSAN MOTOR ACCEPTANCE CORPORATION,

as Administrator

and

WILMINGTON TRUST COMPANY,

as Delaware Trustee

SECOND AMENDMENT TO

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of March 31, 2021

SECOND AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT

This Second Amendment (this “Amendment”) to the Amended and Restated Trust Agreement is dated as of March 31, 2021, and is entered into by and between Nissan Motor Acceptance Corporation (“NMAC”), as Grantor and Beneficiary, and as Administrator, U.S. Bank Trust National Association, as Trustee, and Wilmington Trust Company, as Delaware Trustee. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Amended and Restated Trust Agreement dated as of March 1, 1999 (the “Trust Agreement”), by and between the parties hereto.

RECITALS

WHEREAS, the parties hereto wish to amend the Trust Agreement pursuant to Section 10.01(b) thereof as of the Effective Date (as defined below) in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the amendments, agreements, and other provisions herein contained and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

AMENDMENT OF THE TRUST AGREEMENT

Section 1.01. Amendment of Section 2.07.

(a) Section 2.07 is hereby amended by adding a new paragraph (i) thereto, as follows:

“Notwithstanding anything herein to the contrary, the Trust may convert into another Delaware business entity, in accordance with the terms set forth in Section 10.13 hereof.”

Section 1.02. Amendment of Article Ten.

(a) Article Ten is hereby amended by adding a new Section 10.13 thereto, as follows:

“Section 10.13. Conversion. Upon written authorization of the Beneficiary with the prior written consent of each Holder, the Trust may convert into another Delaware business entity, in accordance with the Relevant Documents, by filing a certificate of conversion with the Secretary of State of the State of Delaware pursuant to Section 3821 of the Delaware Act, and, if any Rated Securities are Outstanding, upon the satisfaction of the Rating Agency Condition. The Beneficiary is hereby authorized and empowered to execute, deliver and file on behalf of the Trust, any and all documents, agreements, and certificates (including without limitation a Certificate of Conversion with the Delaware Secretary of State) to which the Trust is a party necessary to consummate any such conversion by the Trust into another Delaware business entity. Upon conversion of the Trust to another Delaware business entity, the Delaware Trustee role hereunder shall be terminated and the Delaware Trustee shall have no additional duties, obligations or responsibilities hereunder. Notwithstanding the forgoing, all rights, protections and indemnities of the Delaware Trustee set forth hereunder, including, without limitation pursuant to Article Six, shall survive such conversion of the Trust.”

ARTICLE 2

EFFECTIVE DATE

Section 2.01. Effective Date. Upon receipt by NMAC of counterparts of this Amendment executed by the Grantor, the Beneficiary, the Administrator, the Trustee and the Delaware Trustee, this Amendment shall become effective immediately after all of the following occur (such date, the “Effective Date”), without further action by any party other than the following:

(a) prior written consent of each Holder with respect to this Amendment in accordance with Section 10.01(b) of the Trust Agreement;

(b) satisfaction of the Rating Agency Condition with respect to this Amendment in accordance with Section 10.01(b) of the Trust Agreement; and

(c) receipt by the Trustee of an Opinion of Counsel in accordance with Section 10.01(f) of the Trust Agreement.

Upon receipt of evidence of satisfaction of the conditions set forth above, NMAC shall provide written notice to the Trustee and the Delaware Trustee stating that the conditions to effectiveness of this Amendment have been satisfied and identifying the Effective Date.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Reference to and Effect on the Trust Agreement.

(a) On or after the Effective Date, each reference in the Trust Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import referring the Trust Agreement shall mean and be a reference to the Trust Agreement as amended by this Amendment.

(b) Except as specifically amended by this Amendment, the Trust Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Section 3.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 3.03. Direction to Delaware Trustee. NMAC hereby requests and directs that Wilmington Trust Company, in its capacity as the Delaware Trustee, execute and deliver this Amendment.

Section 3.04. Counterparts; Electronic Signatures. This Amendment may be executed (including by way of electronic or facsimile transmission) in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all counterparts taken together shall constitute one and the same instrument. The parties acknowledge and agree that they may execute this Amendment and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, and evidencing the parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective signatories thereunto duly authorized as of the date first written above.

NISSAN MOTOR ACCEPTANCE CORPORATION, as Grantor and Beneficiary

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

NISSAN MOTOR ACCEPTANCE CORPORATION, as Administrator

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

Signature page to Second Amendment To Amended And Restated Trust Agreement

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

Signature page to Second Amendment To Amended And Restated Trust Agreement

WILMINGTON TRUST COMPANY, as Delaware Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Vice President

Signature page to Second Amendment To Amended And Restated Trust Agreement